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                                                                     Exhibit 2.9

                                IRREVOCABLE PROXY

                         CARE MANAGEMENT RESOURCES, INC.

                                ATLANTA, GEORGIA

THIS IRREVOCABLE PROXY IS SOLICITED BY MAGELLAN HEALTH SERVICES, INC.

WHEN THIS IRREVOCABLE PROXY IS PROPERLY EXECUTED AND RETURNED, MAGELLAN HEALTH SERVICES, INC. ("MAGELLAN") WILL VOTE AT ANY AND ALL ANNUAL, REGULAR AND SPECIAL MEETINGS, AND IN ANY ACTIONS BY WRITTEN CONSENT OF THE SHAREHOLDERS, ALL OF THE SHARES OF CARE MANAGEMENT RESOURCES, INC. OR ITS SUCCESSORS (THE
"CORPORATION"), AS MAGELLAN, IN ITS SOLE DISCRETION, SEES FIT.

         The undersigned shareholder of the Corporation hereby appoints Magellan, with full power of substitution, the proxy of the undersigned shareholder to vote as Magellan, in its sole discretion, sees fit , on behalf of the undersigned at each and every annual meeting, regular meeting or special meeting of the shareholders of the Corporation and/or its successor(s), and at any adjournment thereof, or in any action by written consent of the shareholders of the Corporation and/or its successors, provided that such meetings or actions by written consent are held or executed, as applicable, no later than November 1, 1998 ( the period from the date hereof through November 1, 1998 referred to herein as the "Term").

THIS PROXY IS IRREVOCABLE DURING THE TERM HEREOF. In accordance with Section 607.0722(5) of the Florida Business Corporation Act, this Proxy is irrevocable and is coupled with an interest by virtue of the Option Agreement between Magellan and the undersigned shareholder dated as of the date hereof. This proxy shall not be assigned by Magellan to any third party other than a subsidiary of which Magellan has majority control.

IN WITNESS WHEREOF, the undersigned shareholder has caused this Proxy to be executed on this 4th day of December, 1997.


                                     /s/ Paul G. Shoffeitt
                                     -------------------------------------
                                     Shareholder's name: Paul G. Shoffeitt